Exhibit 99

FOR IMMEDIATE RELEASE

Contacts: Suzanne Keen, Media Relations	Lynn Schweinfurth or Laura Conn, Investor Relations
(800) 775-7290	(972) 770-7228, (972) 770-5810

BRINKER INTERNATIONAL REPORTS

18 PERCENT INCREASE IN FISCAL 2006 EPS

FROM CONTINUING OPERATIONS, BEFORE SPECIAL ITEMS

DALLAS (Aug. 10, 2006) — Brinker International, Inc. (NYSE: EAT) announced fiscal 2006 fourth-quarter earnings per diluted share from continuing operations increased to $0.85 from $0.52 in the prior year. Before special items, earnings per diluted share from continuing operations increased to $0.75 from $0.69 in the prior year (reconciliation included in Table 5).  For the full-year fiscal 2006, earnings per diluted share from continuing operations increased to $2.45 from $1.71 in the prior year.  Before special items, earnings per diluted share from continuing operations increased to $2.49 from $2.11 in the prior year (reconciliation included in Table 6).

The company reiterated its long-term strategy focused on growing shareholder value through i) expanding profitable restaurants globally while increasing the percentage of franchise restaurants, ii) brand building and exceptional operational performance,  and iii) leveraging customers, infrastructure, and casual-dining expertise across the portfolio.

Doug Brooks, Brinker Chairman and CEO, said, “We made excellent progress during the last fiscal year developing and implementing strategic initiatives that will enable the company to achieve our long-term vision of being the dominant, global restaurant portfolio company.  The management team continues to be focused on increasing guest loyalty and frequency, by striving to deliver a great guest experience every time.  While the current consumer environment may be soft, this strategic approach will result in enhanced value for our shareholders.”

Highlights for fiscal year 2006:

•                  Opened 43 new system restaurants during the fourth quarter resulting in a record  159 new system restaurants during the fiscal year;

•                  Grew revenues by 11 percent over the prior year;

•                  Increased income from continuing operations, before special items, 11 percent over the prior year ;

•                  Sold 14 Chili’s Grill & Bar, four Romano Macaroni Grill and two On The Border Mexican Grill & Cantina restaurants to franchisees with development commitments to build a total of 56 new restaurants domestically over five to seven years;

•                  Signed 20 new international development agreements for 105 new restaurants over the next several years;

•                  Received gross proceeds of more than $100 million from the divestiture of Corner Bakery Cafe, restaurants sold to franchisees and real estate asset sales;

•                  Initiated and paid quarterly dividends;  and

•                  Repurchased 7.8 million common shares for approximately $306 million during the fiscal year.

Chuck Sonsteby, Brinker Chief Financial Officer, said, “Solid revenue growth, improved restaurant-level profitability and new restaurant development drove strong operating performance in fiscal year 2006 and will continue to benefit bottom-line performance in the current fiscal year.  The company’s ongoing efforts to grow its various brands, both corporately and through strong franchisees, coupled with disciplined capital allocation, will drive improved returns and shareholder value over time.”

Quarterly Revenue Growth

Brinker reported revenues for the 13-week period of $1,073.5 million, an increase of 7.5 percent compared with $998.4 million reported for the same period of fiscal 2005(1). These revenue gains were primarily driven by restaurant capacity growth of 7.3 percent, offset by a 2.0 percent decrease in comparable store sales(2) (see Table 1). The company and its franchisees opened 43 restaurants in the fourth quarter.

Table 1:  Q4 comparable store sales
Q4 06 and Q4 05, company and four reported brands; percentage

	Q4 06 Comp- Store Sales	Q4 05 Comp-Store Sales	Q4 06 Price Increase	Q4 06 Mix-Shift
Brinker International	(2.0)	3.7	3.1	1.4
Chili’s	(1.6)	4.2	3.5	1.8
Macaroni Grill	(4.5)	0.9	1.6	0.0
On The Border	(2.5)	4.4	3.0	2.8
Maggiano’s	1.1	2.8	2.7	(0.2)

(1)             Revenues exclude Corner Bakery.

(2)             Fourth quarter comparable store sales were negatively impacted by 0.5% as a result of the shift of the Easter Holiday to the third quarter 2006 from the fourth quarter 2005.

Table 2:  FY comparable store sales
FY 06 and FY 05, company and four reported brands; percentage

	FY 06 Comp- Store Sales	FY 05 Comp-Store Sales	FY 06 Price Increase	FY 06 Mix-Shift
Brinker International	1.5	2.5	3.0	1.5
Chili’s	2.5	2.9	3.4	2.1
Macaroni Grill	(1.5)	(1.2)	2.0	0.2
On The Border	(0.4)	5.6	2.4	1.1
Maggiano’s	2.8	3.2	2.3	0.2

June and July 2006 Comparable Store Sales

For the four-week period ending June 28, 2006, comparable store sales decreased 1.4 percent(3) (see Table 3).  For the five-week period ending August 2, 2006, comparable store sales decreased 2.7 percent (see Table 4).

Table 3: Month of June comparable store sales
June 06 and June 05; percentage

	June 06 Comp- Store Sales	June 05 Comp-Store Sales	June 06 Price Increase	June 06 Mix-Shift
Brinker International	(1.4)	1.6	3.2	0.9
Chili’s	(1.4)	0.9	3.7	0.8
Macaroni Grill	(3.5)	1.2	1.7	(0.1)
On The Border	(0.2)	2.1	2.9	3.1
Maggiano’s	1.1	2.6	2.7	0.7

Table 4: Month of July comparable store sales
July 06 and July 05; percentage

	July 06 Comp- Store Sales	July 05 Comp-Store Sales	July 06 Price Increase	July 06 Mix-Shift
Brinker International	(2.7)	3.5	3.1	0.5
Chili’s	(2.8)	5.4	3.6	(0.1)
Macaroni Grill	(2.7)	(1.3)	1.6	1.1
On The Border	(2.8)	0.5	2.2	3.4
Maggiano’s	(0.9)	1.6	3.0	(0.1)

Quarterly Operating Performance

Cost of sales, as a percent of revenues, improved from 28.2 percent to 27.1 percent or 110 basis points for the quarter compared to the prior year. The improvement was due primarily to favorable menu price changes and commodity prices, partially offset by product mix shifts.

(3)             Comparable store sales exclude Corner Bakery sales.

Restaurant expenses, as a percent of revenues, improved from 55.7 percent to 53.9 percent compared to the prior year, primarily driven by a $23.3 million pre-tax charge associated with the correction of accruals for vacation and utility expense in the prior year and net gains of $8.5 million in the current quarter related to the sale of company restaurants to franchisees, partially offset by incremental equity-based compensation of $2.0 million and higher utility rates.

Depreciation and amortization for the fourth quarter fiscal 2006, compared to the same quarter in fiscal year 2005, increased $1.4 million.  The change was primarily driven by new restaurants.

Compared to the prior year, general and administrative expense increased $12.2 million for the quarter, primarily driven by performance-based compensation that was not paid in the prior year and incremental equity-based compensation in fiscal 2006.

The effective income tax rate for continuing operations increased to 24.4 percent for the current quarter as compared to 17.0 percent for the same quarter last year. The lower rate in the fourth quarter of fiscal 2005 was primarily due to the income tax benefit of $6.6 million related to the correction of deferred tax liabilities. The increase in fiscal 2006 was due to equity-based compensation related to the impact of incentive stock options that are deductible when exercised, partially offset by an income tax benefit totaling $8.1 million related to the favorable settlement of certain IRS audits and a decrease in the effective tax rate for state income taxes.

Capital Allocation

Cash flow from operations for fiscal year 2006 was approximately $470.5 million compared to $425.4 million in the prior year or an 11 percent increase.  Capital expenditures for the year totaled $354.6 million.  Consolidated return on invested capital for fiscal year 2006 improved by 40 basis points to 16.8 percent from the prior fiscal year.

The company repurchased 1.4 million shares for approximately $53.3 million during the fourth quarter. Year-to-date, the company has repurchased 7.8 million shares for approximately $305.7 million. At the end of the quarter, approximately $119.4 million remains available under the company’s share authorizations. Weighted average diluted shares outstanding for the fiscal year were reduced seven percent from 94.2 million to 87.3 million.

Special Items

Table 5:  Reconciliation of income from continuing operations and description of special items

Q4 06 and Q4 05; $ millions and $ per diluted share after-tax

Item	Income Statement Line	$ Q4 06	EPS Q4 06	$ Q4 05	EPS Q4 05
Income from Continuing Operations		73.0	0.85	47.1	0.52
Franchising Gains	Restaurant Expenses	(5.2)	(0.06)
Equity-Based Compensation(4)	Restaurant Expenses	1.4	0.02
Equity-Based Compensation(4)	General & Administrative	2.9	0.03
Tax Benefit(5)	Income Taxes	(8.1)	(0.09)
Restructuring Gains and Charges	Restructure & Other			6.6	0.07
Utility and Vacation Correction	Restaurant Expenses			14.5	0.16
Utility and Vacation Correction	General & Administrative			0.7	.01
Deferred Tax Liability Correction	Income Taxes			(6.6)	(0.07)
Total Special Items		(9.0)	(0.10)	15.2	0.17
Income from Continuing Operations, before Special Items		64.0	0.75	62.3	0.69

Table 6:  Reconciliation of income from continuing operations and description of special items
Year-to-date fiscal 2006 and 2005; $ millions and $ per diluted share after-tax

Item	Income Statement Line	$ F 06	EPS F 06	$ F 05	EPS F 05
Income from Continuing Operations		214.0	2.45	158.5	1.71
Franchising Gains	Restaurant Expenses	(9.6)	(0.11)	(1.30)	(0.01)
Equity-Based Compensation(4)	Restaurant Expenses	7.1	0.08
Equity-Based Compensation(4)	General & Administrative	16.5	0.19
Tax Benefit(5)	Income Taxes	(8.1)	(0.09)
Restructuring Gains and Charges	Restructure & Other	(0.8)	(0.01)	32.8	0.35
Gain on Sale of Real Estate	Restaurant Expenses	(2.1)	(0.02)	(2.6)	(0.03)
Utility and vacation correction	Restaurant Expenses			14.5	0.15
Utility and vacation correction	General & Administrative			0.7	0.01
Deferred Tax Liability Correction	Income Taxes			(6.6)	(0.07)
Total Special Items		3.0	0.04	37.5	0.40
Income from Continuing Operations, before Special Items		217.0	2.49	196.0	2.11

(4)             This incremental expense relates to adopting FAS 123(R), accounting for equity-based compensation at the beginning of fiscal year 2006.

(5)             Tax expense includes a benefit totaling $8.1 million associated with the favorable settlement of certain IRS audits and a decrease in the effective tax rate for state income taxes.

Fiscal 2007 Outlook

The company anticipates earnings per diluted share will grow 15 percent in fiscal year 2007.  Key assumptions include: Revenue growth of 10 percent to 12 percent, driven by capacity gains (see Table 7 for brand details); operating income improvement of 20 to 30 basis points; and share repurchases.

As noted in the company’s May 2006 sales release, during fiscal year 2007, the company will provide additional annual guidance for these preceding items only when there is a material change and will no longer provide quarterly guidance.   The company remains committed to providing the investment community thorough information regarding forward-looking corporate strategy and key drivers of longer-term financial performance, but is reducing focus on short-term forecasts.

Table 7: FY’07 New development summary
Ownership type; restaurants; percentage

	Company Owned Restaurants	Franchise Restaurants	Total Restaurants	Restaurant Growth %
Brinker International	145-154	55-66	200-220	12-14%
Chili’s	125-130	10-15	135-145	12-13%
Macaroni Grill	4-5	3-4	7-9	3-4%
On The Border	12-14	4-6	16-20	11-14%
Maggiano’s	4-5	—	4-5	11-14%
International	—	38-41	38-41	31-33%

Web-cast Information

Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter. The call will be broadcast live on the Brinker Web site (http://www.brinker.com) at 9 a.m. CDT today (Aug. 10). For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on the Brinker Web site until the end of the day on Aug. 31, 2006.

Forward Calendar

SEC Form 10-K for fiscal year 2006 filing on or before Sept. 11, 2006

Period 2 (August) sales on Sept. 7, 2006, after the market closes.

First quarter earnings release, before market opens, on Oct. 24, 2006.

At the end of fiscal year 2006, Brinker International either owned, operated, or franchised 1,622 restaurants under the names Chili’s Grill & Bar (1,200 units), Romano’s Macaroni Grill (241 units), Maggiano’s Little Italy (37 units), and On The Border Mexican Grill & Cantina (144 units).

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by general business and economic conditions, the impact of competition, the impact of acquisitions and divestitures, the seasonality of  the company’s business, adverse weather conditions, future commodity prices, fuel and utility costs and availability, terrorists acts, consumer perception of food safety, changes in consumer taste, health epidemics or pandemics, changes in demographic trends, availability of employees, unfavorable publicity, the company’s ability to meet its growth plan, acts of God, governmental regulations, and inflation.

# # #

BRINKER INTERNATIONAL, INC.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Thirteen Week Periods Ended		Fifty-Two Week Periods Ended
	June 28, 2006	June 29, 2005	June 28, 2006	June 29, 2005
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$1,073,522	$998,401	$4,151,291	$3,749,539
Operating Costs and Expenses:
Cost of sales	291,263	281,153	1,160,931	1,059,822
Restaurant expenses (a)	578,432	556,270	2,264,525	2,076,453
Depreciation and amortization	47,536	46,118	190,206	179,908
General and administrative (b)	54,540	42,365	207,080	153,116
Restructure charges and other impairments	—	10,673	1,950	61,855
Total operating costs and expenses	971,771	936,579	3,824,692	3,531,154

Operating income	101,751	61,822	326,599	218,385

Interest expense	5,662	5,194	22,857	25,260
Other, net	(533)	(86)	(1,656)	1,526

Income before provision for income taxes	96,622	56,714	305,398	191,599

Provision for income taxes (c)	23,615	9,658	91,448	33,143

Income from continuing operations	73,007	47,056	213,950	158,456

Income (loss) from discontinued operations, net of taxes	—	2,707	(1,555)	1,763

Net income	$73,007	$49,763	$212,395	$160,219

Basic net income per share:
Income from continuing operations	$0.87	$0.53	$2.49	$1.79
Income (loss) from discontinued Operations	$0.00	$0.03	$(0.02)	$0.02
Net income per share	$0.87	$0.56	$2.47	$1.81

Diluted net income per share:
Income from continuing operations	$0.85	$0.52	$2.45	$1.71
Income (loss) from discontinued operations	$0.00	$0.03	$(0.02)	$0.02
Net income per share	$0.85	$0.55	$2.43	$1.73

Basic weighted average shares outstanding	84,347	88,746	85,844	88,530

Diluted weighted average shares outstanding	85,568	90,062	87,289	94,229

a)              Current year restaurant expenses include:

•                  Incremental equity-based compensation of $2.0 million and $9.4 million for the fourth quarter and year-to-date, respectively,

•                  Net franchising gains of $8.5 million and $15.5 million in the fourth quarter and year-to-date, respectively, related to the sale of company-owned restaurants to franchisees, and

•                  A $3.3 million gain on the sale of real estate.

Prior year restaurant expenses include:

•                  A $23.3 million charge recorded in the fourth quarter as a result of a correction in accounting policies associated with accruals of vacation and utilities,

•                  A $17.3 million charge recorded in the second quarter related to the IRS FICA tax settlement, and

•                  Gains totaling $5.8 million year-to-date related to the sale of company-owned restaurants to franchisees.

b)             Current year general and administrative expenses include incremental equity-based compensation of $4.0 million and $21.5 million for the fourth quarter and year-to-date, respectively.  Prior year general and administrative expenses include a $1.1 million charge recorded in the fourth quarter as a result of a correction in accounting policies associated with accruals of vacation and utilities.

c)              Current year provision for income taxes includes an $8.1 million income tax benefit associated with the favorable settlement of certain IRS audits and a decrease in the effective tax rate for state income taxes in the fourth quarter.  Prior year provision for income taxes includes a $16.9 million benefit recorded in the second quarter of fiscal 2005 related to the IRS FICA tax settlement.

BRINKER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 28, 2006	June 29, 2005
	(Unaudited)
ASSETS
Current assets of continuing operations	$242,310	$233,123
Current assets of discontinued operations	—	79,842
Net property and equipment	1,792,724	1,646,466
Total other assets	186,745	196,693
Total assets	$2,221,779	$2,156,124

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities of continuing operations	$497,375	$419,564
Current liabilities of discontinued operations	—	10,400
Long-term debt, less current installments	500,515	406,505
Other liabilities	148,057	219,373
Total shareholders’ equity	1,075,832	1,100,282
Total liabilities and shareholders’ equity	$2,221,779	$2,156,124

BRINKER INTERNATIONAL, INC.

RESTAURANT SUMMARY

	Total Restaurants March 29, 2006	Fourth Quarter Openings/Acquisitions Fiscal 2006 (a)	Fourth Quarter Closings/Sales Fiscal 2006 (a)	Total Restaurants June 28, 2006 (b)	Projected Openings Fiscal 2007

Company-Owned Restaurants:
Chili’s	880	33	(9)	904	125-130
Macaroni Grill	225	—	(4)	221	4-5
Maggiano’s	37	—	—	37	4-5
On The Border	121	2	—	123	12-14
International	5	—	—	5	—
	1,268	35	(13)	1,290	145-154

Franchise Restaurants:
Chili’s	169	12	—	181	10-15
Macaroni Grill	7	4	—	11	3-4
On The Border	21	—	—	21	4-6
International	115	4	—	119	38-41
	312	20	—	332	55-66

Total Restaurants:
Chili’s	1,049	45	(9)	1,085	135-145
Macaroni Grill	232	4	(4)	232	7-9
Maggiano’s	37	—	—	37	4-5
On The Border	142	2	—	144	16-20
International	120	4	—	124	38-41
	1,580	55	(13)	1,622	200-220

a)                  During the fourth quarter of fiscal 2006, the company sold eight Chili’s restaurants and four Macaroni Grill restaurants to franchisees.  The company and its franchisees opened a total of forty-three new restaurants during the quarter ended June 28, 2006.

b)                  At June 28, 2006, the company owned the land and buildings for 314 of the 1,290 company-owned restaurants.  The net book values of the land and buildings associated with these restaurants totaled $266.5 million and $271.0 million, respectively.

FOR ADDITIONAL INFORMATION, CONTACT:

LYNN SCHWEINFURTH
INVESTOR RELATIONS
(972) 770-7228
6820 LBJ FREEWAY
DALLAS, TEXAS 75240